SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 15, 2005

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On August 15, 2005, the Company sent the correspondence attached hereto as Exhibit 99.1 to Pirate Capital LLC.

Shareholders are not being asked to give any proxies or take any other action with respect to the 2005 Annual Meeting of Shareholders at this time. The Company will be filing a proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2005 Annual Meeting of Shareholders. As required by the Securities and Exchange Commission (“SEC”), shareholders are urged to read the proxy statement when it becomes available because it will contain important information. After it is filed with the SEC, shareholders will be able to obtain the proxy statement free of charge at the SEC’s website (www.sec.gov). A proxy statement will also be made available for free to any shareholder of the Company who makes a request to the Secretary, at (206) 622-4191 or 701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103.

Under the rules of the SEC, this Form 8-K may be deemed to be a solicitation by the Company. Under applicable SEC rules, the following individuals, all of whom are directors of the Company, may be deemed to be participants in the solicitation of proxies on behalf of the Company: Douglas G. Southern (Chairman of the Board), John T. Wyatt (Chief Executive Officer and President of the Company), Henry L. (Skip) Kotkins, Jr. (Chairman and Chief Executive Officer of Skyway Luggage Company), Larry C. Mounger (Chairman of Sunrise Identity Inc.), Whitney R. Tilson (Managing Partner of T2 Partners Management LP) and James C. Towne (Chairman of Greenfield Holdings, LLC).

At August 12, 2005, each of the directors may be deemed to be the beneficial owner of the number of shares of the Company’s common stock listed after his or her name: Southern — 27,500; Wyatt — 20,000; Kotkins —32,500, Mounger—92,740; Tilson — 159,932; and Towne — 62,036.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

99.1         Correspondence dated August 15, 2005 to Pirate Capital LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

By:	/s/ ERNEST R. JOHNSON
Ernest R. Johnson
Senior Vice President and Chief Financial Officer

Dated: August 15, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Correspondence dated August 15, 2005 to Pirate Capital LLC